Exhibit 99.1

XBP Global Holdings, Inc. Reports Second Quarter 2025 Results

August 14, 2025

Second Quarter 2025 Highlights

●	XBP Europe Holdings, Inc. (“XBP Europe”) completed the acquisition of Exela Technologies BPA, LLC (“BPA”) and changed its name to XBP Global Holdings, Inc.
●	Revenue of $39.6 million, an increase of 17.8% year-over-year and 5.2% sequentially
●	Gross margin of 29.8%, a 1,020 bps increase year-over-year and 30 bps decrease sequentially
●	Adjusted EBITDA of $3.3 million, an increase of 173.8% year-over-year and decrease of 11.2% sequentially

IRVING, TX AND LONDON, UK, August 14, 2025 (GLOBE NEWSWIRE) – XBP Global Holdings, Inc. (“XBP Global” or “the Company”) (NASDAQ: XBP), a multinational leader in business process automation and integration of bills, payments, and related solutions and services seeking to enable the digital transformation of its clients, announced today its financial results for the quarter ended June 30, 2025. These results reflect those of XBP Europe prior to the previously announced acquisition of BPA.

“XBP Europe’s upward momentum continued into the second quarter, reflected by solid and consistent growth across revenue, gross margin, and Adjusted EBITDA. With the acquisition of BPA completed, we are busy integrating two teams into one XBP Global and focused on uplifting the overall company performance, supported by global scale, access to the largest market in the world, and a strengthened financial position. We look forward to providing more details on the combined company in coming periods,” said Andrej Jonovic, Chief Executive Officer of XBP Global.

Second Quarter Highlights1

●	Revenue: Total Revenue was $39.6 million, an increase of 17.8% year-over-year and 5.2% sequentially.

●	Bills & Payments segment revenue was $28.8 million, an increase of 15.9% year-over-year and 9.3% sequentially.

●	Technology segment revenue was $10.9 million, an increase of 23.2% year-over-year and a decrease of 4.5% sequentially.

●	Operating Loss: Operating loss was $1.6 million compared to operating loss of $1.4 million a year ago and $1.8 million in 1Q 2025. Adjusted for non-cash stock-based compensation and non-recurring expenses related to the BPA acquisition, operating profit in 2Q 2025 was $1.7 million compared to an operating loss of $1.2 million a year ago and operating profit of $2.0 million in 1Q 2025.

●	Net Loss: Net loss from continuing operations was $3.4 million, compared with a net loss from continuing operations of $3.6 million a year ago.

●	Adjusted EBITDA(2): Adjusted EBITDA from Continuing Operations was $3.3 million, an increase of $2.1 million or 173.8% year-over-year. Adjusted EBITDA margin was 8.3%, an increase of 470 basis points year-over-year.

Completed BPA Acquisition: As announced on July 30, 2025, XBP Europe finalized its acquisition of BPA, a leading provider of business process automation solutions. The combined entity will operate under the new name XBP Global reflecting its expanded global footprint and capabilities. XBP Global’s annual revenue is expected to approach $900 million, with a workforce of approximately 11,000 employees across 20 countries. The company now serves more than 2,500 clients, including many of the Fortune 100. As part of the transaction, XBP Europe issued approximately 81.8 million new shares of common stock resulting in the elimination of $1.1 billion of BPA’s secured debt, with shares valued at $4.98 per share based on an overall equity valuation for the Company of $585.7 million. Post-transaction, XBP Global’s ownership structure is more diversified, with a broader base of institutional shareholders. The Company has also announced the appointment of four new highly experienced and independent board members. This governance enhancement underscores XBP Global’s commitment to transparency, accountability, and long-term value creation for all stakeholders.

Below are the notes referenced above:

(1)	The results herein represent those of only XBP Europe before any effects of the BPA acquisition which occurred subsequent to quarter-end
(2)	Adjusted EBITDA is a non-GAAP measure. A reconciliation of Adjusted EBITDA is attached to this release.

Supplemental Investor Presentation

An investor presentation relating to our second quarter 2025 performance is available at investors.xbpeurope.com. This information has also been furnished to the SEC in a current report on Form 8-K.

About Non-GAAP Financial Measures

This press release includes constant currency, EBITDA, and Adjusted EBITDA, each of which is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes these non-GAAP financial measures provide investors with useful insights into the Company’s financial performance, results of operations, and liquidity, helping them understand the Company’s business trends and compare its results.

The Company’s board of directors and management use these measures to evaluate the Company’s performance on a consistent basis across periods by excluding effects of the Company’s capital structure (such as varying debt levels, interest expense, and transaction costs from the November 2023 business combination). Adjusted EBITDA also seeks to remove the effects of integration and related restructuring expenses and other similar non-routine items, some of which are outside management’s control. Restructuring expenses are primarily related to the implementation of strategic actions and initiatives related to the rightsizing of the business. All of these costs are variable and dependent upon the nature of the actions being implemented and can vary significantly driven by business needs. Accordingly, due to that significant variability, we exclude these charges since we do not believe they truly reflect our past, current or future operating performance.

The constant currency presentation excludes the impact of fluctuations in foreign currency exchange rates. We calculate constant currency revenue and Adjusted EBITDA on a constant currency basis by converting our current-period local currency financial results using the exchange rates from the corresponding prior-period and compare these adjusted amounts to our corresponding prior period reported results.

The Company does not consider these non-GAAP measures in isolation or as an alternative to liquidity or financial measures determined in accordance with GAAP. A limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures and therefore the basis of presentation for these measures may not be comparable to similarly-titled measures used by other companies. These non-GAAP financial measures are not required to be uniformly applied, are not audited and should not be considered in isolation or as substitutes for results prepared in accordance with GAAP, and their presentation may not be comparable to similar measures used by other companies. Net loss is the GAAP measure most directly comparable to the non-GAAP measures presented here. For a reconciliation of the comparable GAAP measures to these non-GAAP financial measures, see the schedules attached to this release.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These statements include financial forecasts, projections, and other statements about future operations, financial position, business strategy, market opportunities, and trends. Forward-looking statements can often be identified by terms such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” “forecast,” or similar expressions. This press release includes forward-looking non-GAAP financial measures, such as projected Adjusted EBITDA and Net Debt. Adjusted EBITDA is defined as net income excluding interest, taxes, depreciation, amortization, and certain non-recurring items, while Net Debt is total debt minus cash and cash equivalents. The Company cannot reconcile these measures to their most comparable GAAP metrics — net income and total debt — without unreasonable effort, due to challenges in forecasting future interest, taxes, depreciation, and non-recurring items. These measures are provided for informational purposes only and should not be considered substitutes for financial measures prepared in accordance with GAAP. All forward-looking statements are based on estimates, forecasts, and assumptions that are inherently uncertain and subject to risks and factors that could cause actual results to differ materially. These include, but are not limited to: (1) risks related to the acquisition, including the inability to realize anticipated benefits, disruptions to operations, and costs associated with the transaction; (2) legal proceedings; (3) failure to meet Nasdaq listing standards; (4) competition and market conditions; (5) economic, geopolitical, and regulatory changes; (6) challenges in retaining clients, employees, and suppliers; and (7) other risks detailed in XBP Europe’s filings with the SEC, including the “Risk Factors” section of its Annual Report on Form 10-K for 2025, filed on March 19, 2025, and the proxy statement for the 2025 annual meeting. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date made. XBP Global undertakes no obligation to update these statements, except as required by law. There is no assurance that XBP Global or its subsidiaries will achieve the results projected in these statements.

About XBP Global

XBP Global is a multinational leader in business process automation, serving over 2,500 clients—including many of the Fortune 100—across 20 countries, with approximately 11,000 employees. The name “XBP,” which stands for “exchange for bills and payments,” reflects the Company’s strategy to connect buyers and suppliers, across industries, including banking, healthcare, insurance, utilities and the public sector, to optimize clients’ bills and payments and related digitization processes. Its proprietary software and deep domain expertise position it as a trusted technology and services partner. With cloud-based solutions and a global footprint, XBP Global delivers measurable value, advances digital transformation, improves market-wide liquidity by expediting payments, and promotes sustainable business practices.

For more news, commentary, and industry perspectives, visit: https://www.xbpglobal.com/

And please follow us on social:

X: https://X.com/XBPEurope

LinkedIn: https://www.linkedin.com/company/xbp-europe/

The information posted on XBP Global’s website and/or via its social media accounts may be deemed material to investors. Accordingly, investors, media and others interested in XBP Global should monitor XBP Global’s website and its social media accounts in addition to XBP Global’s press releases, SEC filings and public conference calls and webcasts.

Investor and/or Media Contacts:

investors@xbpeurope.com

XBP Global Holdings, Inc.

(formerly known as XBP Europe Holdings, Inc.)

Condensed Consolidated Balance Sheets

As of June 30, 2025 and December 31, 2024

(in thousands of United States dollars except share and per share amounts)

(Unaudited)

	June 30,	December 31,
	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$6,121	$12,099
Accounts receivable, net of allowance for credit losses of $936 and $1,198, respectively	33,610	19,810
Inventories, net	4,042	3,823
Prepaid expenses and other current assets	5,599	4,228
Current assets held for sale	1,236	1,378
Total current assets	50,608	41,338
Property, plant and equipment, net of accumulated depreciation of $46,247 and $40,325, respectively	13,530	11,272
Operating lease right-of-use assets, net	5,070	4,805
Goodwill	24,361	21,666
Intangible assets, net	1,270	1,121
Deferred income tax assets	7,100	7,026
Related party long term notes receivable	2,055	—
Other noncurrent assets	1,189	817
Total assets	$105,183	$88,045

LIABILITIES AND STOCKHOLDERS’ DEFICIT
LIABILITIES
Current liabilities
Accounts payable	$15,931	$12,553
Related party payables	7,588	5,443
Accrued liabilities	23,141	17,993
Accrued compensation and benefits	22,979	16,482
Customer deposits	148	277
Deferred revenue	6,565	6,870
Current portion of finance lease liabilities	1	12
Current portion of operating lease liabilities	1,879	1,734
Current portion of long-term debts	6,755	4,958
Current liabilities held for sale	4,161	2,443
Total current liabilities	89,148	68,765
Related party notes payable	1,640	1,451
Long-term debt, net of current maturities	25,593	23,966
Pension liabilities	11,823	10,339
Operating lease liabilities, net of current portion	3,373	3,271
Other long-term liabilities	1,885	1,599
Total liabilities	$133,462	$109,391
Commitments and Contingencies (Note 13)

STOCKHOLDERS’ DEFICIT
Preferred stock, par value of $0.0001 per share; 10,000,000 shares authorized; none issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	—	—
Common stock, par value of $0.0001 per share; 200,000,000 shares authorized; 35,915,548 shares issued and outstanding as of June 30, 2025 and 30,166,102 shares issued and outstanding as of December 31, 2024, respectively	4	30
Additional paid in capital	7,950	1,611
Accumulated deficit	(34,944)	(23,705)
Accumulated other comprehensive loss:	—
Foreign currency translation adjustment	(1,534)	474
Unrealized pension actuarial gains, net of tax	245	244
Total accumulated other comprehensive loss	(1,289)	718
Total stockholders’ deficit	(28,279)	(21,346)
Total liabilities and stockholders’ deficit	$105,183	$88,045

XBP Global Holdings, Inc.

(formerly known as XBP Europe Holdings, Inc.)

Condensed Consolidated Statements of Operations

For the three and six months ended June, 2025 and 2024

(in thousands of United States dollars except share and per share amounts)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Revenue, net	$39,431	$33,534	$76,962	$71,581
Related party revenue, net	184	81	326	147
Cost of revenue (exclusive of depreciation and amortization)	27,787	27,007	54,096	55,069
Related party cost of revenue	8	10	17	28
Selling, general and administrative expenses (exclusive of depreciation and amortization)	10,407	5,998	21,360	12,966
Related party expense	2,417	1,179	3,979	2,105
Depreciation and amortization	607	775	1,234	1,583
Operating loss	$(1,611)	$(1,354)	$(3,398)	$(23)
Other expense (income), net
Interest expense, net	1,999	1,461	3,720	2,878
Related party interest expense, net	25	22	48	41
Foreign exchange losses (gains), net	(311)	596	(382)	1,349
Changes in fair value of warrant liability	—	(2)	2	(39)
Other income, net	(392)	(421)	(761)	(844)
Net loss before income taxes	$(2,932)	(3,010)	(6,025)	(3,408)
Income tax expense	514	542	1,276	1,002
Net loss from continuing operations	$(3,446)	(3,552)	(7,301)	(4,410)
Net loss from discontinued operations, net of income taxes	(3,443)	(1,171)	(3,938)	(2,521)
Net loss	$(6,889)	$(4,723)	$(11,239)	$(6,931)
Loss per share:
Basic and diluted - continuing operations	$(0.10)	$(0.12)	$(0.22)	$(0.15)
Basic and diluted - discontinued operations	(0.10)	(0.04)	(0.12)	(0.08)
Basic and diluted	$(0.19)	$(0.16)	$(0.34)	$(0.23)

XBP Global Holdings, Inc.

(formerly known as XBP Europe Holdings, Inc.)

Condensed Consolidated Statements of Cash Flows

For the six months ended June 30, 2025 and 2024

(in thousands of United States dollars)

(Unaudited)

	Six months ended June 30,
	2025	2024
Cash flows from operating activities
Net loss	$(11,239)	$(6,931)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,045	1,520
Amortization of intangible assets	255	360
Debt issuance cost amortization	218	—
Credit loss expense	(260)	176
Changes in fair value of warrant liability	2	(39)
Stock-based compensation expense	4,011	160
Unrealized foreign currency losses (gains)	(982)	1,323
Change in deferred income taxes	648	(80)

Change in operating assets and liabilities
Accounts receivable	(10,322)	1,799
Inventories	415	(83)
Prepaid expense and other assets	(927)	(2,482)
Accounts payable	1,889	3,000
Related party payables	3,024	(2,221)
Accrued expenses and other liabilities	9,182	(1,528)
Deferred revenue	(995)	(708)
Customer deposits	28	195
Net cash used in operating activities	(4,008)	(5,540)

Cash flows from investing activities
Purchase of property, plant and equipment	(1,878)	(553)
Additions to internally developed software	(258)	(173)
Net cash used in investing activities	(2,136)	(726)

Cash flows from financing activities
Borrowings under revolving credit facility	—	15,339
Principal payments on 2024 Term Loan A Facility	(195)	—
Principal payments on 2024 Term Loan B Facility	(574)	—
Principal payments on long-term obligations	—	(468)
Proceeds from secured credit facility	3,407	972
Principal payments on secured credit facility	(2,997)	(18)
Principal payments on finance leases	(12)	(207)
Net cash provided by (used in) financing activities	(371)	15,618
Effect of exchange rates on cash and cash equivalents	614	(695)
Net increase (decrease) in cash and cash equivalents	(5,901)	8,657

Cash and equivalents, beginning of period, including cash from discontinued operations	12,106	6,905
Cash and equivalents, end of period, including cash from discontinued operations	$6,205	$15,562

Supplemental cash flow data:
Income tax payments, net of refunds received	2,015	60
Interest paid	1,871	1,053

XBP Global Holdings, Inc.

(formerly known as XBP Europe Holdings, Inc.)

Schedule 1: Reconciliation of Adjusted EBITDA and constant currency revenues

Reconciliation of Non-GAAP Financial Measures to GAAP Measures

Non-GAAP constant currency revenue reconciliation
	Three Months ended June 30,
($ in thousands)	2025	2024
Revenues, as reported (GAAP)	39,616	33,614
Foreign currency exchange impact (1)	(2,227)	—
Revenues, at constant currency (Non-GAAP)	37,388	33,614

Reconciliation of Adjusted EBITDA from Continuing Operations

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2025	2024	2025	2024
Net loss from continuing operations	$(3,446)	$(3,552)	$(7,301)	$(4,410)
Income tax expense	514	542	1,276	1,002
Interest expense including related party interest expense, net	2,023	1,483	3,767	2,919
Depreciation and amortization	607	775	1,234	1,583
EBITDA from continuing operations	(302)	(752)	(1,024)	1,094
Restructuring and related expenses(2)	585	249	1,252	582
Foreign exchange losses, net	(312)	596	(382)	1,349
Non-cash equity compensation(3)	424	160	4,242	160
Changes in fair value of warrant liability	—	(2)	2	(39)
Employee litigation matter(4)	—	917	—	917
Transaction Fees(5)	2,885	30	2,885	79
Adjusted EBITDA from continuing operations	$3,280	$1,198	$6,974	$4,142

Reconciliation of Adjusted EBITDA from Discontinued Operations

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2025	2024	2025	2024
Net loss from discontinued operations, net of income taxes	$(3,443)	$(1,171)	$(3,938)	$(2,521)
Income tax expense	—	—	—	—
Interest expense, net	—	5	13	15
Depreciation and amortization	34	148	66	297
EBITDA from discontinued operations	(3,409)	(1,019)	(3,859)	(2,209)
Restructuring and related expenses(2)	1,686	—	1,686	—
Foreign exchange losses (gains), net	(102)	108	(461)	188
Adjusted EBITDA from discontinued operations	$(1,825)	$(911)	$(2,634)	$(2,021)

(1)

Constant currency excludes the impact of foreign currency fluctuations and is computed by applying the average exchange rates for the quarter ended June 30, 2024, to the revenues during the corresponding period in 2025.

(2)	Adjustment represents costs associated with restructuring, including employee severance, legal, and lease termination costs.
(3)	Related to accelerated vesting of RSU and stock awards.
(4)	Represents litigation settlement and associated expenses incurred in connection with the Company subsidiary litigation.
(5)	Represents non-recurring transaction costs and expenses incurred in connection with the BPA acquisition and other extraordinary transactions during the applicable period

Source: XBP Global Holdings, Inc.